Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT FOR

339 JUSTABOUT LAND CO., LLC

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is made effective this _15th__ day of February, 2024, by and between MARK L. HOSKINS, an adult individual and BARRETT HOSKINS, an adult individual (collectively, the “Sellers”) and SHEPHERDS FINANCE, LLC, a Delaware limited liability company (herein the “Buyer”).

WITNESSETH:

WHEREAS, 339 Justabout Land Co., LLC (herein the “Company”) is a Pennsylvania limited liability company with its principal office situated at 333 Technology Drive, Suite 108, Canonsburg, Pennsylvania 15317;

WHEREAS, Sellers collectively hold a One Hundred Percent (100%) interest in the Company;

WHEREAS, Sellers are desirous to sell and the Buyer is desirous to purchase Sellers’ One Hundred Percent (100%) interest in the Company as set forth in the attached Exhibit “A” pursuant and subject to the terms and conditions of this Agreement;

WHEREAS, following the sale and pursuant to the terms of this Agreement, Sellers will no longer be members in the Company, and Buyer will be the sole member;

WHEREAS, at the conclusion of this sale, the respective interests of the Company shall be as reflected in the attached Exhibit “B”; and

NOW, THEREFORE, in consideration of the above recitals, which are made a part hereof, and in consideration of the mutual promises below and intending to be legally bound hereby, the parties agree as follows:

Article 1.

Sale and Purchase.

1.01. Sellers agree to sell to Buyer and Buyer agrees to purchase from Sellers their One-Hundred Percent (100%) interests in the Company, free and clear of all liens, claims and encumbrances for a total purchase price of Three Million Dollars and 00/100 ($3,000,000.00), plus Company-related entities’ loans receivable of the Company, less debt payable to Company-related entities to be calculated as determined per the balance sheet of Company, as amended by Buyer, and mutually agreed upon by Seller and Buyer (in the aggregate the “Purchase Price”) as set forth on Exhibit “C”.

1.02. At the Closing as defined herein, Seller shall assign their One Hundred Percent (100%) interest in the Company to the Buyer and thereafter, Seller shall cease to be a Member in the Company.

1.03. Following the conclusion of the Closing as defined herein, the Buyer shall be the sole Member in the Company.

Article 2.

The Closing.

2.01. The Closing of the sale and purchase under this Agreement shall be effective on February ____15____, 2024 (herein the “Closing” or “Closing Date”) and shall take place at such mutually agreed upon place.

2.02. 2.02 At the Closing, the Buyer shall pay the Purchase Price to Sellers as set forth in Exhibit “C”.

Article 3.

Representations and Warranties of Sellers.

3.01. Sellers hereby represent and warrant to Buyer that Sellers own the interests referenced herein and upon delivery of said interests to Buyer, Buyer will be vested with full right, title and interest therein. The interests have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive rights. There are no existing options, warrants, calls or commitments of any character whatsoever relating to any of the interests. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated under this Agreement will violate the terms of any deed, will, trust, contract or agreement affecting the interests. This Agreement has been duly and validly executed and delivered by Sellers and constitutes a legal, valid and binding obligation of Seller, enforceable against Sellers in accordance with its terms.

3.02. The Sellers have the full power and authority to execute and perform this Agreement in accordance with its terms and this Agreement is a legal, valid and binding Agreement of such Sellers, enforceable against such Sellers in accordance with its terms, subject to applicable bankruptcy and similar laws and general principles of equity.

3.03. Neither the execution of this Agreement by the Sellers, nor the performance of such Sellers’ obligations hereunder, will conflict with, or constitute a default under, any agreement or commitment that is binding upon them. No license, consent or approval of any person is required for each Seller’s execution and delivery of this Agreement or for the consummation by such Sellers of the transactions contemplated hereby.

3.04. There are no outstanding options or other rights granted or issued by or to Sellers to acquire interests in the Company nor are there any outstanding securities or other instruments convertible into such interests issued by or to such Seller.

Article 4.

Representations and Warranties of Buyer.

4.01. The interests being acquired pursuant to this Agreement have not been registered under the Securities Act of 1933 or any other federal or state securities laws (herein the “Securities Acts”); the interests will be held by Buyer for investment; and an appropriate exemption from registration under the Securities Acts may not be available if the interests were acquired by Buyer with a view to distribution or short-term resale. Buyer is acquiring Sellers’ interests for the Buyer’s own use, for long term investment and not with a view to the resale or distribution thereof. The Buyer will not transfer, sell, assign or offer for sale or transfer of all or any portion of the interests unless there is an effective registration or other qualification or exemption relating thereto under all applicable Securities Acts. Buyer understands that neither the Seller nor the Company are under any obligation to register the interests or to assist Buyer in complying with any exemption from registration under the Securities Acts. Furthermore, the Buyer realizes that the interests are unlikely to ever qualify as publicly traded and disposition may be limited in the case of resale of the interests by applicable securities laws and the absence of any market for the interests.

4.02. The Buyer acknowledges that it has previously received and reviewed information about the financial condition, business, assets and properties of the Company; it has had business relations with the Company and its business for varying periods of time in the past; it has had an opportunity to fully investigate the financial and business condition of the Company and the condition of the assets and properties of the Company and to ask questions of the Manager, Members and employees of the Company, as applicable, and freely decide to purchase the interests in accordance with this Agreement; and it is satisfied that the Purchase Price, as set in Article I, is a fair value for the interests based on Buyer’s own investigation and review.

4.03. Buyer has the full power and authority to execute and perform under this Agreement as required by Buyer at Closing. This Agreement is, and when executed and delivered at Closing each of the Buyer’s documents will be, a legal, valid and binding agreement or obligation of the Buyer enforceable against such Buyer in accordance with its terms.

4.04. Neither the execution of this Agreement, nor the performance of such Buyer’s obligations hereunder, will conflict with, or constitute a default under, any agreement or commitment that is binding upon Buyer. No license, consent or approval of any person is required for Buyer’s execution and delivery of this Agreement or for the consummation by such Buyer of the transactions contemplated hereby or thereby.

Article 5.

Conditions Precedent to Closing.

5.01. The obligations of Buyer under this Agreement shall be subject to the satisfaction or waiver on or before the Closing Date of the conditions that all representations and warranties of Seller contained in this Agreement shall be true in all material respects as of the date hereof and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date, and that Seller shall have performed in all material respects all agreements, covenants and conditions required by this Agreement to be performed by them on or prior to the Closing Date.

5.02. In the event any of the material conditions to the obligations of Buyer are not satisfied or waived on or prior to the Closing Date, then Buyer may terminate and cancel this Agreement by delivery of written notice of such action to Sellers on such date.

5.03. Proceeds of the Purchase Price are payable to Sellers as set forth in Exhibit “C” attached hereto.

5.04. No default shall exist as of the Closing Date with any loan obligations of Sellers to Buyer.

5.05. On or before the Closing Date, a Sales Agreement must be entered into with Ryan Homes, or a similar home builder (any or all hereinafter referred to as “Builder”) for the purchase by Builder from the Company of no less than twenty-four (24) lots owned by the Company in a form and substance acceptable to Buyer, in its sole discretion.

5.06. At Closing the Company will enter into an Option Agreement for the Purchase and Sale of Real Property with Benjamin Marcus Homes, LLC (“BMH”) for purchase by BMH from the Company of the thirty-seven (37) remaining lots not subject to the above-referenced agreement with Builder upon terms and conditions acceptable to Buyer and to BMH

5.07. At Closing the Company shall enter into a management contract with BMH to handle administration of the Company and development and sales of the lots owned by the Company upon terms and conditions acceptable to Buyer and BMH.

Article 6.

Subject to Operating Agreement.

6.01. Buyer specifically agrees and understands that the purchase of the interests herein (and any future sale, transfer and/or pledge thereof) is subject to the terms of the Operating Agreement of the Company attached hereto as Exhibit “D”.

6.02. Sellers certify that they are the owners of all the interests in the Company and the sale hereby to Buyer is in compliance with or has satisfied all terms and conditions of such sale under the Operating Agreement.

Article 7.

Miscellaneous.

7.01. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and permitted assigns, but shall not be assigned by any party without the written consent of the other parties hereto (which consent may be withheld in the sole discretion of such other parties).

7.02. This Agreement constitutes the entire understanding among the parties hereto concerning the subject matter hereof and supersedes any and all prior written agreements and any and all prior or contemporaneous oral agreements or understandings relating to the subject matter hereof.

7.03. Any failure by any of the parties hereto to comply with any of the obligations, agreements or conditions set forth herein may be waived by the other party or parties, provided, however, that any such waiver shall not be deemed a waiver of any other obligation, agreement or condition contained herein or a continuing waiver of such obligation, agreement or condition.

7.04. This Agreement may not be amended, modified, superseded, canceled, renewed or extended, nor may any term or condition hereof be waived, except by a written instrument or document signed by all parties hereto or, in the case of a waiver, signed by the party sought to be charged therewith. No waiver by any party of the breach of any provision hereof shall be deemed to constitute a waiver of any continuing or subsequent breach of such provision or any other provision hereof. Except as otherwise provided herein, the rights and remedies expressly granted hereunder shall be cumulative with respect to, and shall not be deemed to exclude, any other rights and remedies to which any party shall be entitled at law or in equity.

7.05. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to choose-of-law provisions. All claims, disputes, and other matters in question arising out of or relating to this Agreement or the breach thereof shall first be referred to mediation under the then-current industry mediation rules of the American Arbitration Association. If the parties are unable to amicably resolve the dispute through mediation, then the parties may resort to a judicial forum. The Court of Common Pleas of Washington County, Pennsylvania, or the United States District Court for the Western District of Pennsylvania, shall be the exclusive judicial forum for the resolution of all disputes arising hereunder or in connection herewith.

7.06. This Agreement shall be deemed to be severable, so that if any provision hereof shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to remain valid and enforceable in accordance with their terms.

7.07. This Agreement may be executed in multiple counterparts, each of which may contain the signatures of one or more of the parties, all of which, taken together, shall constitute one and the same instrument.

7.08 The Buyer and Sellers understand their right to individual counsel and their rights may be impacted by failing to secure counsel to represent their individual rights as a Buyer and a Seller as it relates to this Agreement and any and all documents associated therewith. All parties have been informed of this right and waive their rights to secure independent counsel despite that conflict of interest.

IN WITNESS WHEREOF, the parties hereto have duly executed this Membership Interest Buyout Agreement on the date first above written.

Witness:	SELLERS:

/s/ Kristina Hall	/s/ MARK L. HOSKINS
MARK L. HOSKINS

/s/ Erik	/s/ BARRETT HOSKINS
BARRETT HOSKINS

Witness:	BUYER:
SHEPHERD’S FINANCE, LLC

/s/	By:	/s/ Daniel M. Wallach
	Name:	Daniel M. Wallach
	Title:	Chief Executive Officer

EXHIBIT “A”

[COMPANY INTERESTS – Before Sale]

Mark L. Hoskins – 50%

Barrett Hoskins – 50%

EXHIBIT “B”

[COMPANY INTERESTS – After Sale]

Shepherds Finance, LLC – 100%

EXHIBIT “C”

[PURCHASE PRICE TABLE]

Cash flow from the purchase of 339 Justabout Land Co.

From Shepherds:

EXHIBIT “D”

[OPERATING AGREEMENT]